UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): July 27, 2007

THOMAS EQUIPMENT, INC.
(Exact name of registrant as specified in charter)

Delaware	333-44586	58-3565680
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1475 32nd Avenue, Lachine, Quebec, Canada	H8T 3J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 635-7000

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement;
Item 2.03 Creation of a Direct Financial Obligation; and
Item 3.02 Unregistered Sales of Equity Securities.

On November 9, 2004, Thomas Equipment, Inc. (the “Company”), and it’s wholly-owed subsidiary, Thomas Ventures, Inc. (“Ventures”) entered into agreements with Laurus Master Funds, Ltd, a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold convertible debt, an option and a warrant to purchase common stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. On July 27, 2007, the Company, Ventures and Laurus amended certain terms of the original agreements to provide for an additional non-convertible secured term note in the principal amount of $20,800,000. Of the net proceeds of the loan, $9,624,206.99 was placed into a restricted account pursuant to an agreement between the Company, Laurus and North Fork Bank and $6,476,245.32 will be held by Laurus as collateral security for the obligation to Laurus. The loan matures on July 27, 2009, at which time each is payable in full. The Company and Ventures may prepay the Notes with seven days written notice by paying the holder an amount equal to 105% of the outstanding principal and all outstanding unpaid interest. The term loan bears interest at the prime rate plus 2% but in no event less than 9% per annum which is payable monthly in arrears commencing August 1, 2007. In addition, the Company issued a common stock purchase warrant to Laurus, exercisable to purchase 844,497,199 shares of common stock for a period of ten years at an exercise price of $0.01 per share. The Company granted registration rights to Laurus for the shares underlying the warrant. The Company is obligated to file a registration statement with the Securities and Exchange Commission by March 31, 2008 and have such registration statement declared effective by June 30, 2008. In the event the Company does not meet the filing or effectiveness deadline, it is obligated to pay Laurus liquidated damages in the amount of 1% of the principal of the note for each 30 days of delay, not to exceed 10%. In connection therewith the Company also paid Laurus a management fee of $728,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Exhibit Number	Description
10.1	Amendment to Security and Purchase Agreement, dated as of November 9, 2004, by and among Laurus Master Fund, Ltd., Thomas Equipment, Inc. and Thomas Ventures, Inc., dated as of July 27, 2007
10.2	Secured Non-Convertible Term Note in the amount of $20,800,000 issued to Laurus Master Fund, Ltd., dated July 27, 2007.
10.3	Common Stock Purchase Warrant issued by Thomas Equipment, Inc. to Laurus Master Fund, Ltd., dated as of July 27, 2007
10.4	Registration Rights Agreement dated as of July 27, 2007, between Thomas Equipment, Inc. and Laurus Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS EQUIPMENT, INC.

Date: August 20, 2007	By:	/s/ MICHAEL S. LUTHER
Michael S. Luther,
Chief Executive Officer